UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 27, 2026

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its Charter)

PA	001-36388	23-2391852
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

30 E D Preate Drive, Moosic, PA 18507

(Address of Principal Executive Offices) (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.00 par value	PFIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).              Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On March 27, 2026, Peoples Financial Services Corp., a Pennsylvania corporation (“Peoples”) and its banking subsidiary, Peoples Security Bank and Trust Company (“Peoples Bank”) appointed Gerard A. Champi, President of Peoples and Peoples Bank effective April 3, 2026, upon the retirement of Thomas P. Tulaney, effective April 3, 2026, as previously reported on Peoples’ Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 30, 2026, which is incorporated herein by reference.

Mr. Champi is a party to that certain Employment Agreement dated July 26, 2024 between Mr. Champi and Peoples and Peoples Bank, a summary of which can be found in Peoples Current Report on Form 8-K filed with the SEC on July 29, 2024, and which is incorporated herein by reference. Since December 31, 2024, Mr. Champi has served as Chief Executive Officer of Peoples and Peoples Bank, and he will continue in that roll in addition to his duties as President. Additional information about Mr. Champi’s background, experience, and qualifications can be found in Peoples’ Definitive Proxy Statement filed with the SEC on April 1, 2025, under the heading “Executive Officers and Compensation,” and is incorporated herein by reference.

There is no family relationship between Mr. Champi and any other person serving as a director or executive officer of Peoples. Mr. Champi is not a party to any transaction that requires disclosure under Item 404(a) of Regulation S-K.

Officer Compensatory Arrangements

In connection with Mr. Tulaney’s retirement, Peoples accelerated the vesting of 207 shares of restricted stock and 709 restricted stock units previously awarded to Mr. Tulaney under the 2023 Equity Incentive Plan to his date of retirement and agreed to transfer to Mr. Tulaney the company owned vehicle used by him.

On March 27, 2026, Peoples Bank entered into a Consulting and Confidentiality Agreement with Mr. Tulaney with an effective date of April 3, 2026. Pursuant to the agreement, Mr. Tulaney shall provide Peoples Bank and its employees with senior advisory services, including but not limited to, consulting on strategic initiatives and operations, evaluating business opportunities, assisting with high profile relationships and community and stakeholder engagement. Mr. Tulaney shall be paid a consulting fee equal to Eight Thousand and 00/100 Dollars ($8,000.00) per month by Peoples Bank. Either Peoples Bank or Mr. Tulaney may terminate the agreement for any reason or no reason, by providing the counterparty thirty (30) days written notice. The foregoing description of the agreement is not complete and is qualified in its entirety by reference to the complete text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Departure of Director

On April 1, 2026, Elisa Zúñiga Ramirez provided notice to Peoples that she will not stand for reelection as a director of Peoples when her term expires at the 2026 annual meeting of shareholders. Such decision was not the result of any disagreement with Peoples.

The board of directors of Peoples has resolved to decrease the number of directors constituting the entire Peoples board from fifteen to fourteen, and the board of directors of Peoples Bank has resolved to decrease the number of directors constituting the entire Peoples Bank board from seventeen to fifteen, in each case effective as of the 2026 annual meeting of shareholders.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this form 8-K:

Exhibit No.	Description
10.1	Consulting and Confidentiality Agreement dated March 27, 2026 between Peoples Bank and Thomas P. Tulaney
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ James M. Bone, Jr., CPA
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer
Principal Financial Officer

Dated: April 2, 2026